Exhibit 23.5

March 2, 2018

OneSmart International Education Group Limited (the “Company”)

165 West Guangfu Road,

Putuo District, Shanghai 200063

People’s Republic of China

+(86) 21 5255 9339

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the reference of my name as a director of the Company, effective immediately upon the effectiveness of the Company’s registration statement on Form F-1 initially filed by the Company on November 16, 2017 with the U.S. Securities and Exchange Commission.

Sincerely yours,

/s/ Min Zhang
Name: Min Zhang